EXHIBIT 10.1

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (“Agreement”) is made by and between Dime Community Bancshares, Inc., Dime Community Bank, 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788 (together, “Dime” or “Company”), and Kevin O’Connor (“Executive”), collectively referred to herein as the “Parties”.

WHEREAS, Executive and the Company are parties to that certain Employment Agreement, dated October 16, 2020 and effective February 1, 2021 (“Employment Agreement”), that certain Amendment to Employment Agreement, dated June 28, 2021 (“Amended Employment Agreement”), and that certain Retention Agreement dated October 16, 2020 (“Retention Agreement”);

WHEREAS, in connection with the Company’s succession planning, Executive will step down as Chief Executive Officer effective August 31, 2023, on which his employment term shall end (the “Separation Date”) and as a member of the Company’s board of directors (“Board”) effective December 31, 2023;

WHEREAS, in consideration for Executive’s signing and not revoking this Agreement, the Company will provide Executive with the benefits described below; and

WHEREAS, except as otherwise expressly set forth herein, the Parties intend that this Agreement shall effect a full satisfaction and release of all of the obligations owed to Executive by the Company.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.Resignation from Officer and Director Positions; Last Day of Employment. Unless otherwise agreed upon in writing, Executive’s last day of employment shall be the Separation Date. Executive also agrees to resign from any and all officer positions effective August 31, 2023 and director positions that Executive held with Company effective December 31, 2023, unless the Board and Executive agree otherwise.  As of the date hereof, Executive shall submit an executed letter of confirmation in the form attached hereto as Exhibit A. If, for any reason, this Paragraph or Exhibit A is deemed insufficient to effectuate such resignation, following a reasonable opportunity to review, Executive hereby authorizes Company to execute any documents or instruments consistent herewith which are necessary to effectuate such resignation or resignations, and to act as Executive’s attorney-in-fact in such regard.  Company will first provide Executive with a copy of such documents and provide Executive an opportunity to execute necessary documents.  During the period between execution of this Agreement and the Separation Date, Executive shall continue to function as the chief executive officer (“CEO”) of the Company, shall be present and involved in the operations of the Company, shall have access to information and records consistent with past practice and shall be included in meetings consistent with past practice, subject to reasonable steps being taken to transition the duties of CEO to the successor CEO. Upon execution of this Agreement, the Company and Executive shall jointly announce Executive’s transition to the management team and other employees of the Company and issue an

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agreed-upon press release announcing Executive’s separation from the Company and the Company’s transition to new CEO.
2.Payments; Consideration. In consideration for Executive signing this Agreement and a supplemental release agreement with a general release in the form attached as Exhibit B (“Supplemental Release”) upon his Separation Date reaffirming the obligations and general release in this Agreement, and complying with all of the terms and conditions in this Agreement and the Supplemental Release that apply to Executive, the Company agrees to the following:
(a)Base Compensation through Separation Date. Executive shall continue to earn and receive Executive’s current base salary in full, less applicable withholdings and deductions, through the Separation Date, payable pursuant to the Company’s standard payroll schedule. Through the Separation Date, Executive shall also continue to be eligible for all health, disability, life, and retirement benefits plans (including tax-qualified retirement plans and the Supplemental Executive Retirement Plan in which Executive currently participates), in accordance with the Company’s customary practices.  However, Executive shall not further accrue paid time off. Within ten (10) business days of the Separation Date, Executive shall be paid one week of accrued and unused paid time off accrued pursuant to Company policy, which amount equals one week of base salary at Executive’s current base salary rate.
(b)Pro-rated Bonus.  Executive shall receive a pro-rated bonus of $782,546.54, which shall be in lieu of any bonus, commission, incentive or additional payment for 2023, as provided for in Sec. 7(b)(i) or any other provision of Executive’s Employment Agreement.
(c)Additional Cash Payments.  Executive shall receive:
(i)$6,226,290.00, which amounts to three years of Executive’s base salary and 2022 bonus;
(ii)$1,205,850.00, which amount is intended to account for and be in lieu of any payments related to Company contributions following the Separation Date to the defined contribution plan, whether tax-qualified or non-qualified, as provided for in Sec. 7(b)(i)(B) or any other provision of the Employment Agreement;
(iii)Thirty-six (36) months of 150% of Executive’s COBRA health care premiums and 150% of Executive’s monthly life insurance plan premiums at level of current participation; and
(iv)reimbursement for Executive’s legal fees and expenses incurred with respect to his separation from the Company, not to exceed one hundred and thirty-five thousand dollars ($135,000.00), payable within thirty (30) days of his submission of a request for such payment and supporting invoice(s)/proof of billings.
(d)Equity Awards. Executive’s stock options and restricted and performance time-based equity awards shall be subject to any award agreements and for the avoidance of doubt, Executive shall not be entitled to any accelerated vesting and all unvested equity as of the Separation Date shall be forfeited.

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(e)COBRA. Executive shall remain eligible to participate in Company’s group health and life insurance plans until the Separation Date. After Executive’s coverage ends, Executive will receive a separate notice explaining Executive’s right to continuation and conversion of Executive’s health benefits under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) and/or any applicable state law. Executive is responsible for electing and paying for COBRA coverage.
(f)Timing of Cash Payments and Withholding. The cash payments referenced in Paragraphs 2 and its subparts of this Agreement, except as otherwise provided pursuant to Paragraph 2(c)(iv), will be paid in a lump sum within ten (10) business days after (i) the Separation Date or (ii) the 8th day after Executive signs the Supplemental Release, whichever is later, less any tax withholding required by applicable law; provided that, in no event shall the Supplemental Release be delivered by Executive later than February 22, 2024 and thus in no event shall such payments be made later than March 15, 2024.
3.Employment Agreement and Amended Employment Agreement. Upon execution and non-revocation of this Agreement, the Employment Agreement, the Amended Employment Agreement, and the Retention Agreement entered into by and between Executive and the Company, shall terminate in all respects except the surviving obligations contained in Section 11 of the Employment Agreement, the length of certain provisions which shall be subject to the amendments as provided for in this Paragraph 3 and Paragraph 8 of this Agreement, will continue to be in full force and effect. Executive agrees and acknowledges that because of his termination of employment with Company, Executive shall not be entitled, and hereby waives any claim, to any payment or benefit under the Employment Agreement, the Amended Employment Agreement and the Retention Agreement except as provided in Paragraph 2 of this Agreement. Notwithstanding anything to the contrary, the one-year post-employment non-solicitation and non-compete provisions as provided for in Section 11 of the Employment Agreement will take effect beginning upon December 31, 2023, or upon the effective date of the Executive’s removal or resignation from the Board, whichever is later, and expire one year thereafter, unless otherwise agreed upon in writing by the Company and Executive.
4.No Consideration Absent Execution of this Agreement. Executive understands and agrees that Executive would not receive certain of the monies and/or benefits specified in Paragraph 2 above, except for Executive’s signing and non-revocation of this Agreement, the Supplemental Release and Executive’s fulfillment of all the promises contained in this Agreement that pertain to Executive.
5.General Release, Claims Not Released and Related Provisions.
(a)General Release of All Claims by Executive. Executive, Executive’s heirs, executors, administrators, successors and assigns, each acting on behalf of Executive in their capacities as such (collectively referred to throughout this Agreement as “Releasors”), knowingly and voluntarily release and forever discharge, to the fullest extent permitted by law, Company, its parent corporation, affiliates, subsidiaries, divisions, insurers, predecessors, successors and assigns, and the current and former executives/employees, attorneys, officers, directors, agents and shareholders of Company and each of the foregoing entities affiliated with Company, each in their capacities as such, and the executive benefit plans and programs (“Executive Benefit Plans”),

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administrators and fiduciaries of Company and each of the entities affiliated with Company identified above, each in their capacities as such (all collectively referred to throughout this Agreement as “Releasees”), of and from any and all claims, debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, or demands, in law or in equity, which Executive ever had, now has, or which may arise in the future, regarding any matter arising on or before the date of Executive’s execution of this Agreement, including but not limited to all claims by Executive or on Executive’s behalf regarding Executive’s employment at or termination of employment from Dime, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies (including claims as to taxes), attorneys’ fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, genetic information or retaliation, including any claim, known and unknown, asserted or unasserted, which Releasors have or may have against Releasees up to and including the date Executive signs this Agreement, including, but not limited to, any alleged violation of the following laws and other sources of legal rights, as amended:
●	Title VII of the Civil Rights Act of 1964;
●	Sections 1981 through 1988 of Title 42 of the United States Code;
●	The Executive Retirement Income Security Act of 1974 (“ERISA”) (as modified below);
●	The Immigration Reform and Control Act of 1986;
●	The Americans with Disabilities Act of 1990;
●	The Rehabilitation Act of 1973;
●	The Age Discrimination in Employment Act of 1967 (“ADEA”);
●	The Worker Adjustment and Retraining Notification Act;
●	The Occupational Safety and Health Act;
●	The Fair Credit Reporting Act;
●	The Family and Medical Leave Act of 1993;
●	The Equal Pay Act of 1963;
●	The Genetic Information Nondiscrimination Act of 2008;
●	The New York Human Rights Law;
●	The New York Executive Law;
●	The New York Labor Law;
●	The New York Civil Rights Law;
●	The New York Equal Pay Law;
●	The New York Whistleblower Law;
●	The New York Legal Activities Law;
●	The New York Wage-Hour and Wage Payment Laws and Regulations;
●	The New York Minimum Wage Law;
●	The New York Occupational Safety and Health Laws;
●	The Non-discrimination and Anti-retaliation Provisions of the New York Workers’ Compensation Law and the New York Disabilities Law;
●	The New York Worker Adjustment and Retraining Notification Act;
●	The New York City Human Rights Law;
●	The New York City Charter and Administrative Code;

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●	The New York City Earned Safe and Sick Time Act;
●	any other federal, state, local or other law, rule, regulation, constitution, code, guideline or ordinance;
●	any public policy, contract (oral or written, express or implied), tort or common law; or
●	any statute, common law, agreement or other basis for seeking or recovering any costs, fees or other expenses, including but not limited to attorneys’ fees and/or costs.
(b)Claims Not Released. Notwithstanding anything to the contrary herein, Releasors are not waiving any rights they may have : (1) to Executive’s vested accrued executive benefits under any health, welfare or retirement benefit plans of Company (including tax-qualified retirement plans and the Supplemental Executive Retirement Plan in which Executive participates) as of Executive’s Separation Date; (2) to Executive’s benefits and/or Executive’s right to seek benefits under applicable workers’ compensation, COBRA, and/or unemployment compensation statutes (the application for which shall not be contested by the Company); (3) to claims which by law cannot be waived by signing this Agreement;(4) that may arise after the date on which Executive signs this Agreement, including the right to enforce this Agreement; (5) to enforce any agreements or portions of agreements not superseded by this Agreement; and/or (6) to indemnification, contribution, advancement or defense as provided by, and in accordance with the terms of the Company by-laws, articles of incorporation, liability insurance coverage or applicable law.
(c)Governmental Agencies. Nothing in this Agreement prohibits or prevents Executive from filing a charge with or participating, testifying or assisting in any investigation, hearing or other proceeding before the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board or a similar agency enforcing federal, state or local anti-discrimination laws. However, to the maximum extent permitted by law, Executive agrees that if such an administrative claim is made to such an anti-discrimination agency, Executive shall not be entitled to recover any individual monetary relief or other individual remedies for claims released herein. In addition, nothing in this Agreement, including but not limited to the release of claims and the confidentiality clauses, prohibits Executive from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the U.S. Congress, any agency Inspector General, or any other applicable agency; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission, the Federal Deposit Insurance Corporation and/or the Occupational Safety and Health Administration. Moreover, nothing in this Agreement prohibits or prevents Executive from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs.
(d)Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Releasors waive any right or ability to be class or collective action representatives or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Company or any other Releasee identified in this Agreement is a party.

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(e)Release of Claims by Company. In exchange for the Releasors’ waiver and release of claims against the Releasees, Company, on behalf of itself and its affiliates and its executives, officers and directors in their capacity as such, expressly waives and releases any and all claims against Executive that may be waived and released by law, with the exception of claims arising out of or attributable to: (i) events, acts, or omissions taking place after Company’s execution of this Agreement; (ii) Executive’s breach of any terms and conditions of the Agreement; (iii) Executive’s criminal activities or intentional misconduct in the course of Executive’s employment with Company; (iv) Executive’s breach of any other agreement that is not superseded by this Agreement; and (iv) any clawback policy that may be adopted by the Board and any clawback requirements, regulations or rules of the U.S. Securities and Exchange Commission, or any national securities exchange on which the Company has a class of securities listed, or any federal bank, or bank or financial holding company, regulatory authority having jurisdiction thereof; provided that, absent any formal clawback policy, Executive also agrees that Executive shall be required to forfeit and pay back to the Company and Dime Community Bank any bonus or other incentive compensation paid to or received by Executive if (a) a court makes a final determination that Executive directly or indirectly engaged in fraud or willful or intentional misconduct that caused or partially caused the need for a material financial restatement by the Company, or (b) the Company or Dime Community Bank is required to do so under the regulations, rules, orders, or enforcement actions of the U.S. Securities and Exchange Commission, the Federal Reserve Board or regional bank thereof, the Federal Deposit Insurance Corporation, the New York State Department of Financial Services or the national securities exchange on which the Company has a class of securities listed.
6.Acknowledgments and Affirmations.

Executive affirms that:

(a)Releasors have not filed, caused to be filed, or presently are parties to any claim against Releasees on behalf of Executive;
(b)Executive has been paid and/or has received all compensation, wages, bonuses, commissions and/or benefits which are due and payable as of the date Executive signs this Agreement, and, if applicable, Executive has reported all of the hours Executive worked while Executive was employed by Company as of the date Executive signs this Agreement;
(c)Company has granted Executive any leave to which Executive was entitled from Company under the Family and Medical Leave Act or related state or local leave or disability accommodation laws;
(d)Executive has no known workplace injuries or occupational diseases;
(e)Executive has not divulged any financial, proprietary or confidential information of Company and will continue to maintain the confidentiality of such information consistent with Company’s policies, Executive’s agreement(s) with Company and/or any applicable common law. As noted above, this Agreement does not limit Executive from providing any documents to the U.S. Securities and Exchange Commission as part of a whistleblower action and/or a report of possible violations of any federal securities law;

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(f)Executive has not been retaliated against for reporting any allegations of wrongdoing by Company, its officers or any other Releasees described in this Agreement, including any allegations of corporate fraud;
(g)While Executive understands that this Agreement does not prohibit Executive from disclosing the factual foundation of any sexual harassment claim, Executive acknowledges by signing this Agreement that Executive has never raised or reported claims, despite having the opportunity to do so, regarding sexual harassment to anyone at the Company and does not have any basis for any sexual harassment claim against Releasees, and therefore a non-disclosure provision related to sexual harassment claims is not necessary; and
(h)Executive is not aware of any decisions by Company regarding Executive’s pay and benefits through Executive’s Separation Date being discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.
7.Limited Disclosure and Return of Property. Except as otherwise required by law, permitted by Paragraph 5(c) above or specified in this Paragraph 7, Executive agrees to refrain from disclosing to any person or entity any confidential discussions concerning his separation from the Company. No later than Executive’s Separation Date, Executive will deliver to Company, without copying or reproducing: (i) all documents, files, notes, memoranda, manuals, lists, computer disks, computer databases, computer programs and/or other storage media within Executive’s possession or control that reflect any trade secrets, proprietary information, financial information, personnel information, privileged information or other confidential information pertaining to Company, any other Releasees described in this Agreement, and/or any current, former or prospective customers or vendors of Company or of any other Releasees described in this Agreement (“Confidential Information”); and (ii) all items or other forms of property and/or equipment belonging to Company or to any other Releasees described in this Agreement within Executive’s possession or control, including but not limited to keys, credit cards, electronic equipment, business equipment and lists of current, former or prospective customers or vendors of Company and/or of any other Releasees described in this Agreement. Promptly upon or following the Separation Date or at any other time requested by Company, Executive also agrees to delete any Confidential Information from any computer hard drive or computer system within Executive’s possession or control that is not located on Company’s premises. However, nothing in this paragraph will prevent Executive from retaining his contacts and personal documents/files, whether electronic or physical form (Outlook, rolodex, etc.), which the Company will assist in transferring to him on or before the Separation Date, and any documents in Executive’s possession or control concerning Executive’s Executive benefits and/or Executive’s compensation. Notwithstanding anything in this Paragraph, Executive agrees that personal contact information gained through his employment with the Company may constitute confidential, trade secret or proprietary information and that such information may not be used, directly or indirectly, to violate his post-employment non-solicit and non-compete obligations. Company will cooperate with Executive’s collection of his personal property from the premises at a time convenient for both parties and will further take all necessary steps to transfer Executive’s phone number and phone to his personal account.
8.Non-Solicitation, Non-Competition, Non-Disparagement. Executive acknowledges and agrees to comply with the non-solicitation, non-competition, post-termination

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cooperation and non-disparagement obligations contained in Section 11 of the Employment Agreement, except that any restricted period shall extend until December 31, 2024 or one-year after he is removed or resigns from all officer and director positions with the Company, whichever is later.  Executive acknowledges and agrees with Section 11(e) of the Employment Agreement, which provides, among other things, that in the event of a breach or threatened breach of the post-termination restrictions in Section 11 of the Employment Agreement, the Company may seek to recover damages from the Executive. The Company’s executive officers and directors will not make any statements that are disparaging of Executive and the Company will not issue any public statements or filings that reference Executive without Executive’s prior review and approval, which shall not be unreasonably withheld or delayed, and shall not make any statements, private or public, that are disparaging of Executive. Executive specifically affirms that he has not and will not make any statements, verbal or written or via social media, that are defamatory or disparaging of the Company and its former or current affiliates, owners, officers, directors, employees, services, products, either directly or indirectly.
9.Governing Law and Jury Waiver. This Agreement shall be governed and conformed in accordance with the laws of the State of New York without regard to the State’s conflict of laws provisions. If Executive or any other Releasor breaches any provision of this Agreement, Executive and Company affirm that Company may institute an action or proceeding: (a) to specifically enforce any term or terms of this Agreement; (b) to recover damages resulting from such breach in an amount to be determined by a court of competent jurisdiction; (c) to terminate Company’s obligations to provide future monetary payments and benefits under this Agreement; and/or (d) to seek any other legal or equitable relief permitted by law, including but not limited to injunctive relief. Company and Executive agree that any action or proceeding relating to this Agreement or to the enforcement of this Agreement will only be brought in a court located in Suffolk County in the State of New York, and that any such action or proceeding will be heard without a jury or an advisory jury. Executive and Company waive their respective rights to bring any such action or proceeding in any other jurisdiction, or to have any such action or proceeding heard before a jury or an advisory jury.
10.Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If the general release language is found to be illegal or unenforceable, Executive agrees to execute a binding replacement release.
11.Nonadmission of Wrongdoing. Executive agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of any wrongdoing or evidence of any liability or unlawful conduct of any kind.
12.Indemnification.  In the event that Executive is made a party or threatened to be made a party to any claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that Executive is or was acting in the course and scope of his role as a director or officer of Company (including but not limited to any claim resulting from the separation of Executive from Company, and excluding any Proceeding initiated by Executive or Company related to any contest or dispute solely between Executive and Company

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with respect to a breach of or enforcement of this Agreement or a claim by Executive with respect to Executive’s employment with Company), Executive shall be indemnified and held harmless by Company to the maximum extent permitted under applicable law and the Company’s bylaws from and against any liabilities, costs, claims, and expenses, including all costs and expenses incurred in defense of any Proceeding (including reasonable attorneys’ fees). Reasonable costs and expenses incurred by the Executive in defense of such Proceeding (including attorneys’ fees) shall be paid by Company in advance of the final disposition of such litigation upon receipt by Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount, and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of Executive to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by Company. Through August 31, 2029, Company or any successor to Company shall maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to Executive on terms that are no less favorable than the coverage provided to directors and similarly situated executives and former executives of Company or any successor.
13.Amendment. This Agreement may not be modified, altered or changed except in a writing signed by both Company and Executive that specifically refers to this Agreement.
14.Waiver of Rights. Executive understands that this Agreement is a legally binding document under which Releasors are giving up certain rights, including any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”). As a result, Company advises Executive to consult with an attorney of Executive’s choosing before Executive signs this Agreement. Executive understands that Executive has been given twenty-one (21) calendar days from the day Executive receives this Agreement to review and consider this Agreement.
15.Agreement. Executive understands that, by entering into this Agreement, Executive does not waive rights or claims that may arise after the date of Executive’s execution of this Agreement, including without limitation, Executive’s rights or claims to secure enforcement of the terms and conditions of this Agreement. Nothing in this Agreement shall prevent Executive from (i) commencing an action or proceeding to enforce this Agreement or (ii) exercising Executive’s rights under the Older Workers’ Benefit Protection Act to challenge the validity of Executive’s waiver of ADEA claims.
16.Revocation. Executive may revoke this Agreement during the period of seven (7) calendar days following the day on which Executive signs this Agreement, except that the letter attached as Exhibit A shall remain effective and non-revocable. Any revocation within this period must be submitted, in writing, to Patricia Schaubeck, General Counsel, Dime Community Bank, 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788, and must state: “I hereby revoke my acceptance of our Agreement and General Release.” The revocation must be either: (a) personally delivered to Patricia Schaubeck, General Counsel within 7 calendar days after the day Executive signs the Agreement; (b) mailed to Patricia Schaubeck, General Counsel at the address specified above by First Class United States mail and postmarked within 7 calendar days after the day Executive signs the Agreement; or (c) delivered to Patricia Schaubeck, General Counsel at the address specified above through a reputable overnight delivery service with documented evidence that it was sent within 7 calendar days after the day Executive signed the Agreement. This Agreement shall not become effective or enforceable until the eight (8th) day after

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the return of an executed copy of this Agreement by Executive to Company (the “Effective Date”). If the last day of the revocation period is a Saturday, Sunday or legal holiday recognized by the State of New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.
17.Tax Treatment. Dime may deduct or withhold from any compensation or benefits any applicable federal, state or local tax or employment withholdings or deductions resulting from any payments or benefits provided under this Agreement. In addition, it is Dime’s intention that all payments or benefits provided under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or an exception thereto, including without limitation the six month delay for payments of deferred compensation to “key employees” upon separation from service pursuant to Section 409A(a)(2)(B)(i) of the Code (if applicable), and this Agreement shall be interpreted, administered and operated accordingly. If under this Agreement an amount is to be paid in installments, each installment shall be treated as a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii). If any provision of this Agreement (or of any award of compensation due to Executive under this Agreement) would cause Executive to incur any additional tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company shall modify this Agreement to make it compliant with Section 409A and maintain the value of the payments and benefits under this Agreement. Notwithstanding anything to the contrary herein, Dime does not guarantee the tax treatment of any payments or benefits under this Agreement, including without limitation under the Code, federal, state, local or foreign tax laws and regulations. In no event may Executive, directly or indirectly, designate the calendar year of any payment under this Agreement. In the event the period of notice and payment referenced in Paragraph 2 of this Agreement ends in the taxable year following Executive’s termination of employment, any severance payment or deferred compensation payment shall be paid or commence in such subsequent taxable year if required under Section 409A of the Code.
18.Beneficiaries.  In the event of Executive’s death prior to the full satisfaction of all obligations of the Company pursuant to this Agreement, all remaining payments and benefits otherwise due to Executive shall be paid to Executive’s estate and/or beneficiaries.
19.Attorneys’ Fees.  If any party brings any legal action for enforcement of any of the provisions of this Agreement, the prevailing party in such action will be entitled to recover their reasonable attorneys’ fees incurred in prosecuting or defending such legal action.
20.Tax Matters. The Company and the Executive hereby recognize that: (i) the non-solicitation restriction and non-competition restriction contained in this Agreement have value, (ii) the value shall be recognized in any calculations the Company and the Executive perform with respect to determining the affect, if any, of the parachute payment provisions of Section 280G of the Code (“Section 280G”), by allocating a portion of the payments under Paragraph 2(a) of this Agreement to the fair value of the non-solicitation and non-competition restriction contained in this Agreement (the “Appraised Value”), (iii) the Company may obtain an independent appraisal to determine the Appraised Value, (iv) the Appraised Value will be considered reasonable compensation for post change in control services within the meaning of Q&A-40 of the regulations under Section 280G, and (v) any aggregate parachute payments, as defined in Section 280G, will be reduced by the Appraised Value.

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21.Entire Agreement. This Agreement sets forth the entire agreement between Executive and Company, and fully supersedes any prior agreements, understandings or obligations between Releasors and Releasees pertaining to the subjects addressed herein, with the exception of any confidentiality, non-compete, non-solicitation and/or assignment of proprietary rights agreements or obligations previously signed or undertaken by Executive that provide additional or greater rights to Company, which remain in full force and effect. Executive acknowledges that he has not relied on any representations, promises, agreements or offers of any kind made to Executive in connection with his decision to enter into this Agreement, except for those set forth in this Agreement, the Executive Benefit Plans issued to Executive, any successor plans thereto, any summary plan description or summary of material modifications for the Executive Benefit Plans issued to Executive, and in any confidentiality, non-compete, non-solicitation and/or assignment of proprietary rights agreements or obligations previously signed or undertaken by Executive.

EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS RELEASORS HAVE OR MIGHT HAVE AGAINST RELEASEES AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT.

The Parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

_/s/ Kevin M. O’Connor_________
Executive By: _/s/ Kevin M. O’Connor_________ Kevin M. O’Connor Date: July 27, 2023	Dime Community Bancshares, Inc. By: /s/ Kenneth J. Mahon___________ Name: Kenneth J. Mahon Title: Executive Chairman of the Board Date: July 27, 2023
Dime Community Bank By: /s/ Kenneth J. Mahon___________ Name: Kenneth J. Mahon Title: Executive Chairman of the Board Date: July 27, 2023

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EXHIBIT A

To Whom It May Concern:

I, Kevin M. O’Connor, acknowledge that, to continue to facilitate a smooth transition in leadership to Stuart Lubow, effective as of August 31, 2023, I will cease to serve in the position of Chief Executive Officer of Dime Community Bancshares, Inc. (the “Company”), and any and all other officer positions with the Company and its affiliated entities, though I will continue to serve as a member of the Company’s Board of Directors.

This change in my role is not a result of any disagreement or dispute with the Company or its management on matters relating to the Company’s strategy, operations, financial reporting, or other policies or practices.

/s/ Kevin M. O’Connor

Name: Kevin M. O’Connor

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EXHIBIT B

SUPPLEMENTAL RELEASE

In consideration for and as a condition of receiving the consideration set forth in the Agreement and General Release (“Agreement”) between me and Dime Community Bancshares, Inc., dime Community bank, 898 Veterans memorial highway, Suite 560, Hauppauge, New York 11788 (together, “Dime” or the “Company”), I, Kevin M. O’Connor, hereby agree as follows pursuant to this supplemental release of claims (“Supplemental Release”):

1.General Release of All Claims.  I, my heirs, executors, administrators, successors and assigns, each acting on behalf of me in their capacities as such (collectively referred to throughout this Supplemental Release as “Releasors”), knowingly and voluntarily release and forever discharge, to the fullest extent permitted by law, Company, its parent corporation, affiliates, subsidiaries, divisions, insurers, predecessors, successors and assigns, and the current and former executives/employees, attorneys, officers, directors, agents and shareholders of Company and each of the foregoing entities affiliated with Company, each in their capacities as such, and the executive benefit plans and programs (“Executive Benefit Plans”), administrators and fiduciaries of Company and each of the entities affiliated with Company identified above, each in their capacities as such (all collectively referred to throughout this Supplemental Release as “Releasees”), of and from any and all claims, debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, or demands, in law or in equity, which I ever had, now have, or which may arise in the future, regarding any matter arising on or before the date of my execution of this Supplemental Release, including but not limited to all claims by me or on my behalf regarding my employment at or termination of employment from Dime, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies (including claims as to taxes), attorneys’ fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, genetic information or retaliation, including any claim, known and unknown, asserted or unasserted, which Releasors have or may have against Releasees up to and including the date I sign this Supplemental Release, including, but not limited to, any alleged violation of the following laws and other sources of legal rights, as amended:
●	Title VII of the Civil Rights Act of 1964;
●	Sections 1981 through 1988 of Title 42 of the United States Code;
●	The Executive Retirement Income Security Act of 1974 (“ERISA”) (as modified below);
●	The Immigration Reform and Control Act of 1986;
●	The Americans with Disabilities Act of 1990;
●	The Rehabilitation Act of 1973;
●	The Age Discrimination in Employment Act of 1967 (“ADEA”);
●	The Worker Adjustment and Retraining Notification Act;

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●	The Occupational Safety and Health Act;
●	The Fair Credit Reporting Act;
●	The Family and Medical Leave Act of 1993;
●	The Equal Pay Act of 1963;
●	The Genetic Information Nondiscrimination Act of 2008;
●	The New York Human Rights Law;
●	The New York Executive Law;
●	The New York Labor Law;
●	The New York Civil Rights Law;
●	The New York Equal Pay Law;
●	The New York Whistleblower Law;
●	The New York Legal Activities Law;
●	The New York Wage-Hour and Wage Payment Laws and Regulations;
●	The New York Minimum Wage Law;
●	The New York Occupational Safety and Health Laws;
●	The Non-discrimination and Anti-retaliation Provisions of the New York Workers’ Compensation Law and the New York Disabilities Law;
●	The New York Worker Adjustment and Retraining Notification Act;
●	The New York City Human Rights Law;
●	The New York City Charter and Administrative Code;
●	The New York City Earned Safe and Sick Time Act;
●	any other federal, state, local or other law, rule, regulation, constitution, code, guideline or ordinance;
●	any public policy, contract (oral or written, express or implied), tort or common law; or
●	any statute, common law, agreement or other basis for seeking or recovering any costs, fees or other expenses, including but not limited to attorneys’ fees and/or costs.

2.Claims Not Released. Notwithstanding anything to the contrary herein, Releasors are not waiving any rights they may have: (1) to my vested accrued executive benefits under any health, welfare or retirement benefit plans of Company (including tax-qualified retirement plans and the Supplemental Executive Retirement Plan in which I participate) as of the Separation Date, as defined in the Agreement; (2) to my benefits and/or my right to seek benefits under applicable workers’ compensation, COBRA, and/or unemployment compensation statutes (the application for which shall not be contested by the Company); (3) to claims which by law cannot be waived by signing this Supplemental Release; (4) that may arise after the date on which I sign this Supplemental Release, including the right to enforce this Supplemental Release; (5) to enforce any agreements or portions of agreements not superseded by this Supplemental Release; (6) to indemnification, contribution, advancement or defense as provided by, and in accordance with the terms of the Company by-laws, articles of incorporation, liability insurance coverage or applicable law; and/or (7) to any rights, remedies or benefits pursuant to the Agreement.

3.Governmental Agencies. Nothing in this Supplemental Release prohibits or prevents me from filing a charge with or participating, testifying or assisting in any investigation, hearing or other proceeding before the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board or a similar agency enforcing federal, state or local anti-discrimination laws. However, to the maximum extent permitted by law, I agree that if such an administrative claim is made to such an anti-

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discrimination agency, I shall not be entitled to recover any individual monetary relief or other individual remedies for claims released herein. In addition, nothing in this Supplemental Release or the Agreement, including but not limited to the release of claims and the confidentiality clauses, prohibits me from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the U.S. Congress, any agency Inspector General, or any other applicable agency; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission, the Federal Deposit Insurance Corporation and/or the Occupational Safety and Health Administration. Moreover, nothing in this Agreement prohibits or prevents me from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs.
4.Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Releasors waive any right or ability to be class or collective action representatives or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Company or any other Releasee identified in this Supplemental Release is a party.
5.Waiver of Rights. I understand that this Supplemental Release is a legally binding document under which Releasors are giving up certain rights, including any rights I may have under the Age Discrimination in Employment Act of 1967 (“ADEA”). As a result, I acknowledge that the Company has advised me to consult with an attorney of my choosing before I sign this Supplemental Release. I understand that I have been given twenty-one (21) calendar days to review and consider this Supplemental Release.
6.Agreement. I understand that, by executing this Supplemental Release, I do not waive rights or claims that may arise after the date of my execution of this Supplemental Release, including without limitation, my rights or claims to secure enforcement of the terms and conditions of the Supplemental Release. Nothing in this Supplemental Release shall prevent me from (i) commencing an action or proceeding to enforce the Supplemental Release or (ii) exercising my rights under the Older Workers’ Benefit Protection Act to challenge the validity of my waiver of ADEA claims.
7.Revocation. I may revoke this Supplemental Release during the period of seven (7) calendar days following the day on which I sign this Supplemental Release. Nothing herein constitutes a revocation of the Agreement including Exhibit A to the Agreement. Any revocation within this period must be submitted, in writing, to Patricia Schaubeck, General Counsel, Dime Community Bank, 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788, and must state: “I hereby revoke my acceptance of the Supplemental Release.” The revocation must be either: (a) personally delivered to Patricia Schaubeck, General Counsel within 7 calendar days after the day I sign the Supplemental Release; (b) mailed to Patricia Schaubeck, General Counsel at the address specified above by First Class United States mail and postmarked within 7 calendar days after the day I sign the Supplemental Release; or (c) delivered to Patricia Schaubeck, General Counsel at the address specified above through a reputable overnight delivery service with documented evidence that it was sent within 7 calendar days after the day I signed the Supplemental Release. This Supplemental Release shall not become effective or enforceable until the eight (8th) day after the return of an executed copy of this Supplemental Release by me to Company (the “Effective Date”). If the last day of the revocation period is a Saturday, Sunday or legal

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holiday recognized by the State of New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.

_/s/ Kevin M. O’Connor_________
Executive By: ___________________ Kevin M. O’Connor Date:	Dime Community Bancshares, Inc. By: _____________________ Name: Title: Date:
Dime Community Bank By: _____________________ Name: Title: Date: